EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE

October 23, 2015                                                          For Further Information Contact:

Todd F. Clossin
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Approval of New Stock Repurchase Program

Wheeling, WV. . . Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ: WSBC) a Wheeling, West Virginia based multi-state bank holding company, today announced that the Board of Directors yesterday authorized the adoption of a new stock repurchase plan for the purchase of up to an additional one million shares of WesBanco common stock representing approximately 2.6% of outstanding shares from time to time on the open market.  As permitted by securities laws and other legal requirements and subject to market conditions and other factors, the timing, price and quantity of purchases will be at the discretion of the corporation and the program may be discontinued or suspended at any time.   The stock repurchase plan is not subject to an expiration date.

The WesBanco Board of Directors took the action based on their determination that the stock repurchase program presents an attractive opportunity for the corporation at this time. The shares, to be maintained as treasury shares, would be available for general corporate purposes including potential future acquisitions and for various employee benefit plans purposes.  This new stock repurchase authorization is in addition to the existing stock repurchase program approved by the Executive Committee on March 21, 2007 which has approximately 314,184 shares remaining for repurchase and will continue to be utilized until such authorization is completed.

About WesBanco, Inc.

WesBanco is a multi-state bank holding company with total assets of approximately $8.5 billion. WesBanco operates through 141 branch locations and 129 ATMs in West Virginia, Ohio, and Pennsylvania. Founded in 1870, WesBanco provides innovative retail and commercial, trust, investment and insurance products and services. WesBanco also offers retail and commercial financial services online at www.wesbanco.com and www.wesmarkfunds.com and through WesBancoLine, its 24-hour telephone banking service. WesBanco's banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2014 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31 and June 30, 2015, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.